UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2002

INTERNATIONAL AIRCRAFT INVESTORS

(Exact name of registrant as specified in its charter)

California	000-22249	95-4176107

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3655 Torrance Boulevard, Suite 410, Torrance, California	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 316-3080

(Former name or former address, if changed since last report.)

Not applicable.

Item 5. Other Events and Regulation FD Disclosure

     On November 13, 2002, International Aircraft Investors (“IAI”) announced that it had entered into an agreement and plan of merger with Jetscape Aviation Group, Inc., pursuant to which Jetscape will acquire IAI. In the transaction, each share of IAI common stock will be converted into $1.45 in cash if the transaction is completed on or before December 31, 2002, or $1.10 in cash if the transaction is completed after December 31, 2002. The difference in the per share price is to take account of additional taxes that will be imposed if the transaction is not completed in 2002.

     Completion of the transaction is subject to the satisfaction of several conditions, including approval by the shareholders of IAI and completion of certain agreements with International Lease Finance Corporation, a significant lender to IAI.

     IAI also announced that it has established the close of business on November 15, 2002 as the record date for determining the shareholders entitled to vote at the special meeting of the shareholders of IAI to approve this transaction. The special shareholders’ meeting has been tentatively set for December 19, 2002.

     A copy of the agreement and plan of merger is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

2.	Agreement and Plan of Merger, dated as of November 13, 2002, among International Aircraft Investors, Jetscape Aviation Group, Inc. and Jetscape Leasing, Inc.

99.	Form of Voting Agreement, dated as of November 13, 2002, among International Aircraft Investors, Jetscape Aviation Group, Inc. and the shareholders named therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 20, 2002

INTERNATIONAL AIRCRAFT INVESTORS

By:	/s/ MICHAEL P. GRELLA

Michael P. Grella President